Exhibit 3.1

SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ACCOLADE, INC.
a Delaware Corporation
(Pursuant to Sections 228, 242 and 245 of the
General Corporation Law of the State of Delaware)

ACCOLADE, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:                                                        The original Certificate of Incorporation of Accolade, Inc. was filed with the Secretary of State of Delaware on June 14, 2010.  An Amended and Restated Certificate of Incorporation of Accolade, Inc. was filed with the Secretary of State of Delaware on March 29, 2012.  A Second Amended and Restated Certificate of Incorporation of Accolade, Inc. was filed with the Secretary of State of Delaware on December 11, 2013. A Third Amended and Restated Certificate of Incorporation of Accolade, Inc. was filed with the Secretary of State of Delaware on July 6, 2015, as amended by that Certificate of Amendment filed with the Secretary of State of Delaware on October 28, 2015 and that Certificate of Amendment No. 2 filed with the Secretary of State of Delaware on November 19, 2015. A Fourth Amended and Restated Certificate of Incorporation of Accolade, Inc. was filed with the Secretary of State of Delaware on July 26, 2016. A Fifth Amended and Restated Certificate of Incorporation of Accolade, Inc. was filed with the Secretary of State of Delaware on March 15, 2018, a Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of Accolade, Inc. was filed with the Secretary of State of Delaware on March 28, 2018 and a Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of Accolade, Inc. was filed with the Secretary of State of Delaware on April 24, 2019. A Sixth Amended and Restated Certificate of Incorporation of Accolade, Inc. was filed with the Secretary of State of Delaware on October 1, 2019.

SECOND:                                         The Seventh Amended and Restated Certificate of Incorporation of Accolade, Inc. in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

THIRD:                                                   The Seventh Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, Accolade, Inc. has caused this Certificate to be signed by its Chief Executive Officer this 10th day of March, 2020.

ACCOLADE, INC.

By:	/s/ Rajeev Singh
	Name:	Rajeev Singh
	Title:	Chief Executive Officer

EXHIBIT A

SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ACCOLADE, INC.
a Delaware Corporation

ARTICLE I

The name of this corporation (the “Corporation”) is Accolade, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle 19808.  The name of the registered agent at that address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same may be amended from time to time (the “DGCL”).

ARTICLE IV

A.                                    Classes of Stock.  The Corporation is authorized to issue two (2) classes of shares to be designated, respectively, Preferred Stock (“Preferred Stock”) and Common Stock (“Common Stock”).  The total number of shares of Preferred Stock that the Corporation shall have authority to issue is 19,513,996 shares.  The total number of shares of Common Stock that the Corporation shall have authority to issue is 65,000,000.  The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share.

B.                                    3,560,000 of the authorized shares of Preferred Stock are hereby designated “Series A-1 Preferred Stock” (the “Series A-1 Preferred Stock”), 2,579,999 of the authorized shares of Preferred Stock are hereby designated “Series A-2 Preferred Stock” (the “Series A-2 Preferred Stock”, and, together with the Series A-1 Preferred Stock, the “Series A Preferred Stock”), 4,058,736 of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock” (the “Series B Preferred Stock”), 601,160 of the authorized shares of Preferred Stock are hereby designated “Series C Preferred Stock” (the “Series C Preferred Stock”), 1,751,874 of the authorized shares of Preferred Stock are hereby designated “Series D Preferred Stock” (the “Series D Preferred Stock”), 6,089,189 of the authorized shares of Preferred Stock are hereby designated “Series E Preferred Stock” (the “Series E Preferred Stock” and together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, the “Existing Preferred”) and 873,038 of the authorized shares of Preferred Stock are hereby designated “Series F Preferred Stock” (the “Series F Preferred Stock”).

C.                                    Effective immediately upon the filing of this this Seventh Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) with the Secretary of State of the State of Delaware (the “Effective Time”): (i) each five outstanding shares of Common Stock shall be combined and reconstituted into one fully paid and non-assessable share of outstanding Common Stock; (ii) each five outstanding shares of Series A-1 Preferred Stock shall be combined and reconstituted into one fully paid and non-assessable share of outstanding Series A-1 Preferred Stock; (iii) each five outstanding shares of Series A-2 Preferred Stock shall be combined and reconstituted into one fully paid and non-assessable share of outstanding Series A-2 Preferred Stock; (iv) each five outstanding shares of Series B Preferred Stock shall be combined and reconstituted into one fully paid and non-assessable share of outstanding Series B Preferred Stock; (v) each five outstanding shares of Series C Preferred Stock shall be combined and reconstituted into one fully paid and non-assessable share of outstanding Series C Preferred Stock; (vi) each five outstanding shares of Series D Preferred Stock shall be combined and reconstituted into one fully paid and non-assessable share of outstanding Series D Preferred Stock; (vii) each five outstanding shares of Series E Preferred Stock shall be combined and reconstituted into one fully paid and non-assessable share of outstanding Series E Preferred Stock; and (viii) each five outstanding shares of Series F Preferred Stock shall be combined and reconstituted into one fully paid and non-assessable share of outstanding Series F Preferred Stock ((i)-(viii), collectively, the “Reverse Stock Split”).

The Reverse Stock Split shall be effected for each class or series of Common Stock and Preferred Stock on a stock certificate by stock certificate basis.  No fractional shares of Common Stock or any series of Preferred Stock shall be issued upon the combination of any such shares in the Reverse Stock Split.  If the Reverse Stock Split would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value (as determined by the Company’s Board of Directors) of one share of Common Stock or such series of Preferred Stock, as applicable, as of the Effective Time (after giving effect to the foregoing Reverse Stock Split), rounded up to the nearest whole cent.

The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock or Preferred Stock are surrendered to the Company or its transfer agent.

Unless otherwise specifically noted in this Restated Certificate, all share numbers and prices per share have been adjusted to reflect the Reverse Stock Split.

D.                                    Rights, Preferences and Restrictions of Preferred Stock.  The rights, preferences, restrictions and other matters relating to the Preferred Stock are as follows:

1.                                      Dividends.

(a)                                 Dividends.  No dividend or other distribution shall be declared or paid on any shares of capital stock of the Corporation unless and until such dividend or other distribution is also ratably declared and paid on all of the outstanding shares of Preferred Stock (based on “as-if converted” amounts) at the same time as such dividend or other distribution is paid on such other shares of capital stock.

(b)                                 Non-Cash Distributions.  Whenever a dividend or distribution provided for in this Section 1 shall be payable in property other than cash, the value of such dividend or distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation (the “Board”).

(c)                                  Adjustments.  All numbers relating to the calculation of dividends pursuant to this Section 1 shall be subject to appropriate adjustment whenever there shall occur any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event effecting a change in the Corporation’s capital structure (a “Recapitalization”) to provide to the holders of Preferred Stock the same economic return as they would have received in the absence of such event.

2.                                      Liquidation Preference.

(a)                                 In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, including, without limitation, upon any bankruptcy (a “Liquidation Event”), the holders of Preferred Stock shall be entitled to receive, out of assets or funds of the Corporation available for distribution to stockholders of the Corporation prior and in preference to any distribution of any of the assets or funds of the Corporation to holders of the Common Stock, by reason of their ownership of such stock, for each share of Preferred Stock, the sum of (i) the original purchase price (i.e., $2.809 per share of Series A-l Preferred Stock, 3.876 per share of Series A-2 Preferred Stock, $4.1748 per share of Series B Preferred Stock, $11.64415 per share of Series C Preferred Stock, $17.1245137 per share of Series D Preferred Stock, $23.86195 per share of Series E Preferred Stock and $22.9085 per share of Series F Preferred Stock) for such share of Preferred Stock (as adjusted for any Recapitalizations, and as applicable to such series of Preferred Stock, the “Original Issue Price”) plus (ii) the amount of all declared but unpaid dividends provided in Section 1 above (such sum, the “Preference Amount”). Notwithstanding the foregoing, upon any Liquidation Event, then each holder of Series F Preferred Stock shall be entitled to receive, for each share of each series of Series F Preferred Stock then held, out of the proceeds available for distribution, the greater of (i) the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares in a Liquidation Event pursuant to the first sentence of this Section 2(a) or (ii) the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation Event with respect to such shares if all shares of Series F Preferred Stock had been converted to Common Stock immediately prior to such Liquidation Event.  In the event that the assets and funds legally available for distribution to the stockholders of the Corporation are insufficient to pay the Preference Amount in respect of each share of Preferred Stock as described above, then all funds or assets legally available for distribution to the holders of Preferred Stock shall be paid to such holders of Preferred Stock pro rata based on the dollar amount to which they are otherwise entitled under this Section 2(a).

(b)                                 In the event of any Liquidation Event, after, and only after, full payment has been made to the holders of the Preferred Stock required by Section 2(a), the holders of Common Stock and the Existing Preferred shall be entitled to share ratably in all remaining assets and funds, if any, available for distribution to the stockholders of the Corporation based upon the number of shares of Common Stock then held, with each share of Existing Preferred being treated as the number of shares of Common Stock into which such share of Existing Preferred is then convertible.

(c)                                  For purposes of this Section 2, a Liquidation Event shall be deemed to be occasioned by, and to include any of the following transactions (a “Sale Transaction”): (i) a transaction or series of related transactions involving the Corporation, or its securities, whether by merger, consolidation, purchase of shares of capital stock or other reorganization or combination or otherwise, in which the beneficial holders of the Corporation’s outstanding shares of capital stock immediately prior to such transaction cease to own, immediately after such transaction (in substantially the same proportions to one another as immediately prior to such transaction), securities representing at least fifty percent (50%) of the voting power of the entity surviving such transaction, or its ultimate parent entity, if any, in the same classes, series and amounts (excluding the issuances of shares of capital stock by the Corporation to third-party investors in bona fide financing transactions) or (ii) the closing of any of the following transactions: (1) any sale, lease, exclusive license, exchange or other transfer (in one (1) transaction or a series of related transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Corporation or (2) any plan or proposal for the liquidation or dissolution of the Corporation; provided that, the Company shall not enter into or consummate any Liquidation Event or Sale Transaction unless such transaction is approved by at least two (2) of (a) the First Voting Party, (b) the Second Voting Party and (c) the Third Voting Party (each as defined in the as Investor Rights Agreement (as defined in Article XIII)).  The approval of each of the First Voting Party and the Third Voting Party shall no longer be required pursuant to this Section 2(c) if such Person or Persons are no longer deemed to be a Voting Party (as defined in the Investor Rights Agreement) pursuant to the Investor Rights Agreement, as applicable. For the avoidance of doubt, if at any time there are fewer than two (2) eligible Voting Parties the proviso of this Section 2(c) shall terminate and be of no further force and effect.

(d)                                 In the event of any Sale Transaction, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board and approved in writing by the holders of at least seventy-five percent (75%) of the then outstanding shares of Preferred Stock, voting together as a single class on an “as-if converted” basis (the “Required Holders”).  Any securities shall be valued as follows:

(i)                                     Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

(A)                               If traded on a securities exchange or through the NASDAQ National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30)-day period ending three (3) days prior to the closing;

(B)                               If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30)-day period ending three (3) days prior to the closing; and

(C)                               If there is no active public market, the value shall be the fair market value thereof, as determined by the Board and approved by the Required Holders.

(ii)                                  The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an Affiliate (as defined below) or former Affiliate) shall be to make an appropriate discount from the market value determined as above in (d)(i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined by the Board and approved by the Required Holders.

(iii)                               Notwithstanding Section 2(d)(i) or (ii) above, in the event such securities are paid or distributed to holders of capital stock of the Corporation by an unaffiliated third party pursuant to a definitive transaction agreement (such as a merger agreement) in which the aggregate value of such securities is determined pursuant to an express formula set forth in such definitive transaction agreement, then the fair market value of such securities shall instead be determined in accordance with the express formula set forth in such definitive transaction agreement.

(e)                                  In the event that there is more than one (1) type of consideration payable to the Corporation or its stockholders in connection with any Sale Transaction, the holders of the Preferred Stock may elect, by the written consent or vote of the Required Holders, to receive one (1) or more specified types of consideration in respect of the Preference Amount.  Such type or types of consideration and the respective amounts of such types of consideration to be received by the holders of Preferred Stock in respect of the Preference Amount shall be determined by the Required Holders; provided that each series of Preferred Stock will receive the same type or types of consideration in the same proportions in respect of the Preference Amount as shall be received by all other classes of Preferred Stock in respect of their Preference Amount.

(f)                                   Allocation of Escrow and Contingent Consideration. In the event of a Liquidation Event in which the Corporation is a constituent party and any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the applicable transaction agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) after taking into account the previous payment of the Initial Consideration (and any subsequent consideration) as part of the same transaction.  For the purposes of this Subsection 2(f), consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Liquidation Event shall be deemed to be Additional Consideration.

3.                                      Conversion.  The holders of the Preferred Stock shall have conversion rights as follows:

(a)                                 Right to Convert.  Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into fully paid and nonassessable shares of Common Stock of the Corporation.  The number of shares of Common Stock into which each share of Preferred Stock may be converted shall be determined by dividing the Original Issue

Price for such share of Preferred Stock by the Conversion Price for such share of Preferred Stock in effect on the date that the holder thereof elects to convert such share.  The applicable “Conversion Price” for each share of Preferred Stock as of the Purchase Date (as defined below) is the Original Issue Price for such share.  Each Conversion Price is subject to adjustment after the Purchase Date as set forth in this Section 3.  For an initial public offering of securities, in addition to the shares of Common Stock otherwise issuable upon conversion of the Existing Preferred Stock pursuant to this Section 3 there shall be issued immediately prior to the public offering to the holders of the Existing Preferred Stock, for each share of Existing Preferred Stock held, the number of shares of Common Stock as is determined by dividing the Preference Amount for such share by the price per share of Common Stock in the public offering.

(b)                                 Automatic Conversion.  Each share of Preferred Stock shall automatically be converted into shares of Common Stock (as set forth in Section 3(a)) upon the earlier of (i) the consummation of a Qualified IPO (as defined below) and (ii) with respect to shares of a particular series of Preferred Stock, the date specified by written consent of: (a) with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, holders of at least seventy-five percent (75%) of the then outstanding shares of such series of Preferred Stock, each series voting as a separate class, and (b) with respect to the Series E Preferred Stock and the Series F Preferred Stock, the holders of at least two-thirds (66.7%) of the then outstanding shares of the Series E Preferred Stock and Series F Preferred Stock, voting together as a single class (provided that conversion of only the Series E Preferred Stock will require approval by 66.7% of the then outstanding Series E Preferred Stock, and conversion of only the Series F Preferred Stock will require approval by a majority of the then outstanding shares of the Series F Preferred Stock). A “Qualified IPO” shall mean a firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act of 1933, as amended (the “Securities Act”), that is either (1) approved by (a) with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, holders of at least seventy-five percent (75%) of the then outstanding shares of such series of Preferred Stock, each series voting as a separate class, and (b) with respect to the Series E Preferred Stock and the Series F Preferred Stock, the holders of at least two-thirds (66.7%) of the then outstanding shares of the Series E Preferred Stock and Series F Preferred Stock, voting together as a single class or (2) (x) at a public offering price per share of not less than $47.7239 (as adjusted for any Recapitalization), (y) resulting in net proceeds of not less than $75,000,000 and (z) after which the Common Stock is listed on a national securities exchange.

Such conversion shall be automatic, without need for any further action by the holders of shares of Preferred Stock and regardless of whether the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Preferred Stock so converted are surrendered to the Corporation or the holder of record of such shares notifies the Corporation that such certificates have been lost, stolen or destroyed and such holder executes an agreement to indemnify the Corporation from any loss incurred by it in connection with such certificates, in each case in accordance with the procedures described in Section 3(c) below.  Upon the conversion of Preferred Stock pursuant to this Section 3(b), the Corporation shall promptly send written notice thereof to each holder of record of Preferred Stock, which notice shall state that certificates evidencing shares of Preferred Stock must be surrendered at the office of the

Corporation (or of its transfer agent for the Common Stock, if applicable) in the manner described in Section 3(c) below.

(c)                                  Mechanics of Conversion.  Before any holder of Preferred Stock shall be entitled to receive certificates representing shares of Common Stock into which shares of Preferred Stock are converted pursuant to this Section 3, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock (or such holder shall notify the Corporation that such certificates have been lost, stolen or destroyed and such holder shall execute an agreement to indemnify the Corporation from any loss incurred by it in connection with such certificates), and shall give written notice to the Corporation at such office of the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  The Corporation shall, as soon as practicable and in no event later than ten (10) days after the delivery of said certificates, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.  The Person or Persons (as defined below) entitled to receive the shares of Common Stock issuable upon such conversion pursuant to this Section 3 shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the effective date of such conversion.  If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, or any Sale Transaction, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering or the closing of such Sale Transaction, in which event the Person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities pursuant to such offering or the closing of such Sale Transaction.

(d)                                 Conversion Price Adjustments for Certain Dilutive Issuances, Splits and Combinations.  Each Conversion Price shall be subject to adjustment from time to time as follows:

(i)                                     (A)                               In the event that the Corporation shall issue or sell, at any time, or from time to time, after the date of the filing of this Certificate of Incorporation (such date, the “Purchase Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the applicable Conversion Price for a series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock, such Conversion Price in effect immediately prior to each such issuance shall be reduced, concurrently with such issuance or sale, to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (y) the number of shares of Common Stock that the aggregate consideration actually received by the Corporation for such Additional Stock so issued would purchase at such applicable Conversion Price in effect immediately prior to such issuance or sale, and the denominator of which shall be equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (2) the number of shares of Additional Stock (calculated on an as-converted to Common Stock basis) so issued or sold.  For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue or sale shall be calculated as if all shares of Preferred Stock and all vested securities that are then exercisable for or convertible into shares of Common Stock had been fully exercised for or converted into shares of Common Stock as of such time.

(B)                               Except to the limited extent provided for in Sections 3(d)(i)(E)(3) and (E)(4), no adjustment of the applicable Conversion Price pursuant to this Section 3(d) shall have the effect of increasing such Conversion Price above such Conversion Price in effect immediately prior to such adjustment.  In no event shall any Conversion Price exceed the Original Issue Price of the applicable series of Preferred Stock.

(C)                               In the case of the issuance or sale of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts, commissions or other expenses paid or incurred by the Corporation in connection with the issuance or sale thereof.

(D)                               In the case of the issuance or sale of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board and the Required Holders irrespective of any accounting treatment.  The issuance or sale of Options (as defined below) or Convertible Securities (as defined below) together with other securities of the Corporation in an integrated transaction in which no specific consideration is allocated to such Options or Convertible Securities shall be deemed to be an issuance of shares of Common Stock at no consideration.

(E)                                In the event that the Corporation at any time or from time to time after the Purchase Date shall issue any securities by their terms convertible into or exchangeable for Common Stock (“Convertible Securities”) or any options, rights or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (“Options”) or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, the following provisions shall apply for all purposes of this Section 3(d)(i) and Section 3(d)(ii):

(1)                                 The aggregate maximum number of shares of Common Stock deliverable upon exercise of such Options, assuming the satisfaction of any conditions to exercisability (including, without limitation, the passage of time), shall be deemed to be Additional Stock issued at the time such Options were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 3(d)(i)(C) and 3(d)(i)(D)), if any, received by the Corporation upon the issuance of such Options plus the minimum exercise price provided in such Options.

(2)                                 The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for such Convertible Securities or upon the exercise of Options for such Convertible Securities and subsequent conversion or exchange thereof, assuming the satisfaction of any conditions to convertibility or exchangeability and exercisability (including, without limitation, the passage of time), shall be deemed to be Additional Stock issued at the time such Convertible Securities were issued or such Options for Convertible Securities were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such Convertible Securities and related Options, plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities or the exercise of any related Options (the consideration in each case to be determined in the manner provided in Sections 3(d)(i)(C) and 3(d)(i)(D)).

(3)                                 In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such Options or upon conversion of or in exchange for such Convertible Securities (including, without limitation, a change resulting from the antidilution provisions thereof), each Conversion Price, to the extent in any way affected by or initially determined using such Options or Convertible Securities, shall be recomputed to reflect such change.

(4)                                 Upon the expiration of any such Options, each Conversion Price, to the extent in any way affected by the issuance of such Options, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued or issuable upon the exercise of such Options.

(5)                                 No readjustment or readjustments pursuant to either Section 3(d)(i)(E)(3) or (4) shall have the effect of increasing any Conversion Price to an amount that exceeds the lower of (x) the Original Issue Price of the applicable series of Preferred Stock or (y) the applicable Conversion Price that would have resulted from all issuances of Additional Stock between the Purchase Date and such readjustment date.  In the event of any adjustment to any Conversion Price as a result of the issuance of Options or Convertible Securities pursuant to this Section 3(d), no further adjustment to such Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of any such Options or the conversion or exchange of such Convertible Securities.

(ii)                                  “Additional Stock” shall mean all shares of Common Stock issued (or deemed to have been issued pursuant to Section 3(d)(i)(E)) by the Corporation after the Purchase Date other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Convertible Securities and Options (clauses (1) and (2), collectively, the “Exempted Securities”):

(A)                               shares of Common Stock issued pursuant to a transaction described in Section 3(d)(iii) hereof;

(B)                               up to 13,116,991 shares (plus such additional shares as may be added to such plan pursuant to the annual automatic increases set forth in the Company’s Amended and Restated 2007 Stock Option Plan as approved by the Board of Directors on March 28, 2019) of Common Stock or Options issued to employees, officers, directors or consultants of the Corporation or any of its subsidiaries pursuant to an equity incentive plan or stock option plan adopted by the Board;

(C)                               shares of Common Stock issued upon conversion of any shares of Preferred Stock;

(D)                               with respect to (1) the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as otherwise determined by the prior written consent of the holders of at least seventy-five percent (75%) of the then outstanding shares of such series of Preferred Stock, in each case with respect to such series of Preferred Stock, voting as a separate class, and (2) the Series E Preferred Stock and Series F Preferred Stock, as otherwise determined by the prior written consent of the holders of at least two-thirds (66.7%) of the then outstanding shares of the Series E Preferred Stock and Series F Preferred Stock voting together as a single class;

(E)                                shares of Common Stock or Convertible Securities issued (x) pursuant to bona fide acquisitions, strategic alliances, joint ventures or development projects, (y) to customers, suppliers, advisors or third party service providers in connection with the provision of goods or services or (z) to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction, provided that, in each case, the recipients of such issuances are Persons not Affiliated with either (1) any holder of a majority of the outstanding voting capital stock of the Corporation (calculated on an as-converted to Common Stock basis) or (2) any holder who has the right to designate at least a majority of the members of the Board and such issuances are otherwise approved by members of the Board who constitute at least two-thirds of the members constituting the whole Board;

(F)                                 shares of Common Stock actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case, provided (1) such issuance is pursuant to the terms of such Option or Convertible Securities and (2) such Options or Convertible Securities were outstanding as of the Purchase Date or an adjustment to the applicable Conversion Price was already made pursuant to Section 3(d)(i)(E) with respect to the issuance of such Options or Convertible Securities (if applicable);

(G)                               shares of Preferred Stock issued pursuant to that certain Series F Preferred Stock Purchase Agreement dated on or about the date of filing of this Certificate of Incorporation, by and among the Corporation and the persons or entities parties thereto (the “Series F Purchase Agreement”), at any Closing (as defined therein) or shares of Common Stock issued upon the exercise of such warrants;

(H)                              1,595,213 shares of Common Stock issuable upon exercise of warrants outstanding (including 11,144 warrants which are issuable to a bank upon certain conditions) as of the date of filing of this Certificate of Incorporation, as such number may be adjusted pursuant to the terms of such warrants; and

(I)                                   shares of Common Stock issued in connection with a Qualified IPO.

(iii)                               In the event that the Corporation should at any time, or from time to time, after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Options or Convertible Securities without payment of any consideration by such holder for the additional shares of Common Stock or Options or Convertible Securities (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), each Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion thereof shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Options or Convertible Securities (determined in the manner provided for deemed issuances set forth in Section 3(d)(i)(E)).

(iv)                              If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, each Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion thereof shall be decreased in proportion to such decrease in outstanding shares.

(e)                                  Reorganizations, Mergers or Consolidations.  If at any time or from time to time the Common Stock is converted into other securities, assets or property, whether pursuant to a reorganization, merger, consolidation, sale of all or substantially all of the Corporation’s assets or otherwise (other than a subdivision or combination provided for elsewhere in this Section 3 or a Sale Transaction constituting a Liquidation Event pursuant to Section 2), provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock, the number of shares of stock or other securities, assets or property of the Corporation to which a holder of Common Stock deliverable upon conversion would have been entitled in connection with such transaction.

(f)                                   No Fractional Shares and Certificate as to Adjustments.

(i)                                     No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock after aggregating all shares owned by the holder thereof and, in lieu of any fractional shares to which such holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective fair market value of a share of Common Stock, as determined in good faith by the Board.

(ii)                                  Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) each Conversion Price at the time in effect and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of each series of the Preferred Stock.

(g)                                  Notices of Record Date.  In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall give each holder of Preferred Stock, at least ten

(10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(h)                                 Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Certificate of Incorporation.

(i)                                     Issue Taxes.  The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of any shares of Preferred Stock; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(j)                                    Definition of “Common Stock”.  As used in this Section 3, the term “Common Stock” shall mean and include the Corporation’s authorized Common Stock, par value $0.0001 per share, as constituted on the Purchase Date and shall also include any security of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization of the outstanding shares thereof, the stock, securities or assets provided for in Section 3(e).

4.                                      Voting Rights.  In addition to any special class or series voting arrangements, the holder of each share of Preferred Stock shall have the right to one (1) vote for each share of Common Stock into which such share of Preferred Stock could then be converted and, with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (the “Bylaws”) and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote (or consent by writing in lieu of a meeting); fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all fractional shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole share (with one-half being rounded upward).

5.                                      Protective Provisions.

(a)                                 As long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are outstanding, the Corporation shall not (by means of amendment to this Certificate of Incorporation or by merger, consolidation or otherwise, and in addition to any other approval otherwise required pursuant to Sections 5(b), (c) or (d)) without first obtaining the approval (by affirmative vote or written consent) of the holders of at least seventy-five percent (75%) of the then outstanding shares of each series of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as applicable, each voting as a separate class:

(i)                                     amend, alter or repeal any provision of this Certificate of Incorporation, certificates of designation or Bylaws in a manner that is adverse to the voting or other powers, rights, preferences restrictions or privileges of such series, unless such amendment, alteration or repeal (A) is similarly adverse to the voting or other powers, rights, preferences restrictions or privileges of each other class or series of the Company’s capital stock that ranks pari passu with such series, and (B) is completed in connection with a bona fide financing transaction that was led or co-led by a Person not otherwise a current holder of Preferred Stock or an Affiliate thereof (it being understood that the authorization and issuance of shares of any new series of Preferred Stock that is merely pari passu with or senior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall not, in and of itself, (x) be deemed adverse to the voting or other powers, rights, preferences restrictions or privileges of such series or (y) require the approval of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock pursuant to this Section 5(a);

(ii)                                  increase or decrease the authorized number of shares of such series;

(iii)                               reclassify, alter or amend any securities ranking junior or pari passu with such series into any equity security (including, without limitation, any security convertible into or exercisable for any such equity security) having voting or other powers, rights, preferences restrictions or privileges senior or superior to or pari passu with the voting or other powers, rights, preferences restrictions or privileges of such series;

(iv)                              declare or pay any dividend or declare or make any distribution in respect of, or redeem, purchase or otherwise acquire any of (or pay into or set aside for a sinking fund for such purpose), its capital stock or other equity securities; provided, however, that this restriction shall not apply to (A) any securities ranking senior to such series and (B) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other Persons performing services for the Corporation or any subsidiary of the Corporation pursuant to agreements entered into in connection with the original issuance of such shares under which the Corporation has the option to repurchase such shares at the lower of cost and fair market value upon termination of such Person’s employment or other relationship with the Corporation;

(v)                                 amend, alter or repeal in an adverse manner Sections D(3)(d), D(5)(a), D(6)(a) through (d) of Article IV or Article XIII or Article XV (it being understood that any amendment, alteration or repeal of any provision in the Investor Rights Agreement (as defined in Article XIII) shall not be considered an amendment, alteration or repeal of Article XIII);

(vi)                              (1) amend, alter or repeal in an adverse manner clause (ii)(a) of Section D(3)(b) or (2) decrease the public offering price per share in clause (i)(x) of Section D(3)(b) to a price that is less than 2X the Original Issue Price of such series; or

(vii)                           waive the treatment of a Sale Transaction as a Liquidation Event pursuant to Section 2.

(b)                                 As long as any shares of Series E Preferred Stock are outstanding, the Corporation shall not (by means of amendment to this Certificate of Incorporation or by merger, consolidation or otherwise and in addition to any approvals otherwise required pursuant to Sections 5(a), 5(c) or 5(d) hereof) without first obtaining the approval (by affirmative vote or written consent) of the holders of at least two-thirds (66.7%) of the then outstanding shares of Series E Preferred Stock, voting as a separate class:

(i)                                     increase or decrease the authorized number of shares of Preferred Stock or Common Stock;

(ii)                                  authorize or issue, or obligate itself to issue, or reclassify, alter or amend any securities into any equity security (including any security convertible into or exercisable for any such equity security) having rights, preferences or privileges senior or superior to, or pari passu with, the rights, preferences and privileges of the Preferred Stock; except shares of Series F Preferred Stock issued pursuant to the Series F Purchase Agreement;

(iii)                               redeem, purchase or otherwise acquire any of (or pay into or set aside for a sinking fund for such purpose), any Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other Persons performing services for the Corporation or any subsidiary of the Corporation pursuant to agreements entered into in connection with the original issuance of such shares under which the Corporation has the option to repurchase such shares at the lower of cost and fair market value upon termination of such Person’s employment or other relationship with the Corporation;

(iv)                              declare or pay any dividend or declare or make any distribution in respect of, any shares of Common Stock or Preferred Stock;

(v)                                 amend, alter or repeal any provision of this Certificate of Incorporation, certificates of designation or Bylaws that alters or changes the voting or other powers, rights, preferences, restrictions or privileges of the Series E Preferred Stock;

(vi)                              waive the treatment of a Sale Transaction as a Liquidation Event pursuant to Section 2;

(vii)                           amend, alter or repeal in an adverse manner Sections, D(3)(d), D(5)(b) and D(6)(e) of Article IV or Article XIII or Article XV (it being understood that any amendment, alteration or repeal of any provision in the Investor Rights Agreement (as defined in Article XIII) shall not be considered an amendment, alteration or repeal of Article XIII); or

(viii)                        (1) amend, alter or repeal in an adverse manner clause (ii)(b) of Section D(3)(b) or (2) decrease the public offering price per share in clause (i)(x) of Section D(3)(b) to a price that is less than 2X the Original Issue Price of the Series E Preferred Stock.

(c)                                  As long as any shares of Series F Preferred Stock are outstanding, the Corporation shall not (by means of amendment to this Certificate of Incorporation or by merger, consolidation or otherwise and in addition to any approvals otherwise required pursuant to Sections 5(a),  5(b) or 5(d) hereof) without first obtaining the approval (by affirmative vote or written consent) of the holders of a majority of the then outstanding shares of Series F Preferred Stock, voting as a separate class:

(i)                                     increase or decrease the authorized number of shares of Series F Preferred Stock;

(ii)                                  alter or change the powers, preferences or special rights of the shares of Series F Preferred so as to affect them adversely, solely as required pursuant to DGCL 242(b)(2);

(iii)                               amend, alter or repeal in an adverse manner this Section D(5)(c) of Article IV or Article XV.

(d)                                 As long as any shares of Preferred Stock are outstanding, the Corporation shall not (by means of amendment to this Certificate of Incorporation or by merger, consolidation or otherwise and in addition to any approvals otherwise required pursuant to Sections 5(a), 5(b) and 5(c) hereof) without first obtaining the approval (by affirmative vote or written consent) of the Required Holders:

(i)                                     alter or change the voting or other powers, rights, preferences restrictions or privileges of the shares of Preferred Stock;

(ii)                                  increase or decrease the authorized number of shares of Preferred Stock (or any series thereof);

(iii)                               authorize or issue, or obligate itself to issue, or reclassify, alter or amend any securities into any equity security (including any security convertible into or exercisable for any such equity security) having voting or other powers, rights, preferences restrictions or privileges senior or superior to, or pari passu with, the voting or other powers, rights, preferences restrictions or privileges of the Preferred Stock;

(iv)                              declare or pay any dividend or declare or make any distribution in respect of, or redeem, purchase or otherwise acquire any of (or pay into or set aside for a sinking fund for such purpose), its capital stock or other equity securities; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other Persons performing services for the Corporation or any subsidiary of the Corporation pursuant to agreements entered into in connection with the original issuance of such shares under which the Corporation has the option to repurchase such shares at the lower of cost and fair market value upon termination of such Person’s employment or other relationship with the Corporation;

(v)                                 (A)                               effect a Liquidation Event or Sale Transaction, (B)  merge or consolidate with or into any other entity or (C) effect a reorganization, recapitalization or division;

(vi)                              permit any subsidiary of the Corporation to (A) sell, lease, assign, license, convey, or otherwise dispose of or encumber all or any substantial portion of its assets, property or business, (B) merge or consolidate with or into any other entity or (C) liquidate, dissolve or wind-up;

(vii)                           amend, alter or repeal any provision of this Certificate of Incorporation, certificates of designation or Bylaws;

(viii)                        (A)  permit any subsidiary of the Corporation to authorize or issue any security to any Person other than to the Corporation or (B)  sell, assign, encumber, convey or otherwise dispose of any security of any subsidiary of the Corporation;

(ix)                              sell, lease, assign, license, convey, or otherwise dispose of or encumber any assets or property of the Corporation or any subsidiary of the Corporation outside of the ordinary course of business;

(x)                                 acquire or permit any subsidiary of the Corporation to acquire (by merger, purchase of stock or assets, any other business combination transaction or otherwise) any assets or securities in a cumulative, aggregate amount of more than $750,000 other than in the ordinary course of business;

(xi)                              engage, or permit any subsidiary of the Corporation to engage, in any business other than the business in which the Corporation is engaged on the Purchase Date;

(xii)                           incur any debt (other than trade payables incurred in the ordinary course of business) or guaranty the debt of any other Person or permit any subsidiary of the Corporation to incur any debt (other than trade payables incurred in the ordinary course of business) or guaranty any debt such that the aggregate outstanding amount of all debt and guarantees of third party obligations of the Company and its subsidiaries is more than $750,000:

(xiii)                        create, issue, authorize or grant (or permit any subsidiary of the Corporation to create, issue, authorize or grant) any payment or other consideration to any Person in connection with a Sale Transaction other than in respect of any outstanding equity interest in the Corporation;

(xiv)                       authorize or issue any shares of Common Stock, Options or Convertible Securities to any employee, director, officer, consultant or advisor of the Corporation or any of its subsidiaries other than Common Stock issued pursuant to (A) restricted stock awards or stock options issued or granted after the Purchase Date pursuant to the Plan up to a maximum of 13,116,991 shares of Common Stock (as adjusted for any Recapitalization) (or such greater amount that results from the annual automatic increases to the Company’s Amended and Restated 2007 Stock Option Plan as approved by the Board of Directors on March 28, 2019) or (B) restricted stock awards or stock options issued or granted after the Purchase Date pursuant to the Plan to the extent that any stock options or restricted stock awards previously granted pursuant to clause (A) of this Section 5(c)(xiv) are canceled or expire unexercised or are repurchased upon termination of employment or the applicable consulting arrangement with the Corporation at cost;

(xv)                          enter into, or permit any subsidiary of the Corporation to enter into, any agreement, understanding or transaction with any employee, director, officer, stockholder or Affiliate of the Corporation or any Affiliate or Family Member (as defined below) thereof other than (A) for payment of salary for services rendered to the Corporation’s employees and (B) reimbursement of the Corporation’s employees for reasonable expenses incurred on behalf of the Corporation; or

(xvi)                       grant or otherwise provide, or permit any subsidiary of the Corporation to grant or otherwise provide, any of the voting and consent rights of the holders of the Preferred Stock set forth in this Section 5 to any other Person.

“Affiliate” means, with respect to the Corporation or any other specified natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any government and agency and political subdivision thereof (each, a “Person”), any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Corporation or such other specified Person and shall also include, in the case of a specified Person who is an individual, any Family Member of such Person. “Family Member” means, with respect to any individual, such individual’s parents, siblings (whether natural or adopted), spouse, and descendants (whether natural or adopted) and any trust or other vehicle formed for the benefit of any one or more of them.  The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

6.                                      Board of Directors.

(a)                                 The Board shall have at least seven (7) members but no more than eleven (11) members unless, with respect to (i) the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as otherwise determined by the prior written consent of the holders of at least seventy-five percent (75%) of the then outstanding shares of such series of Preferred Stock, in each case with respect to such series of Preferred Stock, voting as a separate class and (ii) the Series E Preferred Stock, as otherwise determined by the prior written consent of the holders of at least two-thirds (66.7%) of the then outstanding shares of Series E Preferred Stock voting as a separate class consent to a different number.

(b)                                 So long as any shares of Series A Preferred Stock remain outstanding, the holders of the Series A Preferred Stock shall be entitled, by vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting separately as a class, to elect two (2) members of the Board at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director.

(c)                                  So long as any shares of Series B Preferred Stock remain outstanding, the holders of the Series B Preferred Stock shall be entitled, by vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting separately as a class, to elect one (1) member of the Board at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(d)                                 So long as Carrick Capital Partners, L.P. or any of its Affiliates continues to hold at least twenty-five percent (25%) of the then outstanding shares of Series D Preferred Stock, the holders of the Series D Preferred Stock shall be entitled, by vote of the holders of a majority of the then outstanding shares of Series D Preferred Stock, voting separately as a class, to elect one (1) member of the Board at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(e)                                  So long as any shares of Series E Preferred Stock remain outstanding, the holders of the Series E Preferred Stock shall be entitled, by vote of the holders of a majority of the then outstanding shares of Series E Preferred Stock, voting separately as a class, to elect one (1) member of the Board at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(f)                                   The holders of the Common Stock and the Preferred Stock shall be entitled, by vote of the holders of a majority of the then outstanding shares of Common Stock and Preferred Stock (calculated on an as-converted basis), voting together as a single class, to elect all remaining members of the Board at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

7.                                      No Reissuance of Preferred Stock.  No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

8.                                      Waiver.  In addition to any other vote required by applicable law or this Certificate of Incorporation, (a) any of the rights, powers, preferences and other terms of the Preferred Stock as a class set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the Required Holders, (b) any of the rights, powers, preferences and other terms of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of at least seventy-five (75%) of the then outstanding shares of such series of Preferred

Stock, each voting as a separate class, (c) any of the rights, powers, preferences and other terms of the Series E Preferred Stock set forth herein may be waived on behalf of all holders of Series E Preferred Stock by the affirmative written consent or vote of the holders of at least two-thirds (66.7%) of the then outstanding shares of Series E Preferred Stock voting as a separate class, and (d) any of the rights, powers, preferences and other terms of the Series F Preferred Stock set forth herein may be waived on behalf of all holders of Series F Preferred Stock by the affirmative written consent or vote of the holders of a majority of the then outstanding shares of Series F Preferred Stock voting as a separate class.

9.                                      Notice.  Any notice required or permitted by the provisions of this Certificate of Incorporation to be given to a holder of shares of Preferred Stock or Common Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation by registered or certified mail, by hand delivery or overnight courier or given by electronic communication in compliance with the provisions of the DGCL, and shall be deemed sent upon such mailing, delivery or electronic transmission.

E.                                     Common Stock.

1.                                      General.  Except as required by applicable law or as provided in this Certificate of Incorporation, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

2.                                      Dividend Rights.  Subject to the provisions set forth herein and the preferential rights of holders of all classes of stock at the time outstanding having preferential rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.  The holders of shares of Common Stock shall be entitled to share equally, on a per share basis, in such dividends or distributions, subject to the limitations described below.

3.                                      Liquidation Rights.  Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(D).

4.                                      Redemption.  The Common Stock is not redeemable.

5.                                      Voting Rights.  The holder of each share of Common Stock shall have the right to one (1) vote for each share of Common Stock held at all meetings of stockholders (and actions by written consent in lieu thereof), and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws, and shall be entitled to vote upon such matters and in such manner as may be provided by applicable law; provided, however, that, except as otherwise required by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one (1) or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one (1) or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the DGCL.  There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote (voting together as a single class on an as-converted basis) without the approval of the holders of Common Stock voting as a separate class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

A director of the Corporation shall, to the fullest extent permitted by the DGCL as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived any improper personal benefit.  If the DGCL is amended, after approval by the stockholders of this Article VI, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Any amendment, repeal or modification of this Article VI, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI by the stockholders of the Corporation shall not apply to or adversely affect any right or protection of a director of the Corporation occurring prior to the time of such amendment, repeal, modification or adoption.

ARTICLE VII

The Corporation shall indemnify its directors, and shall provide for advancement of the expenses of such Persons, to the fullest extent provided by Section 145 of the DGCL.  To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other Persons to which State law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other Persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

Any amendment, repeal or modification of the foregoing provision of this Article VII shall not adversely affect any right or protection of a director, officer, agent, or other Person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal, modification or adoption.

ARTICLE VIII

Subject to the provisions of Section 5 of Article IV(D) hereof, the Board may from time to time adopt, amend, alter, supplement, rescind or repeal any or all of the Bylaws without any action on the part of the stockholders; provided, however, that the stockholders may adopt, amend or repeal any Bylaw adopted by the Board, and no amendment or supplement to the Bylaws adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders.

ARTICLE IX

Subject to the provisions of Section 6 of Article IV(D) hereof, the number of directors of the Corporation shall be set from time to time by resolution of the Board.

ARTICLE X

Elections of directors need not be by written ballot unless the Bylaws shall so provide.

ARTICLE XI

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.  The books of the Corporation may be kept (subject to any statutory requirements) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

ARTICLE XII

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE XIII

Certain holders of Preferred Stock have the right of first offer with respect to issuances by the Corporation of certain of its equity securities as set forth in, and subject to the terms and conditions set forth in, a Fifth Amended and Restated Investor Rights Agreement by and among the Corporation and certain of its stockholders, as such agreement may be amended or restated from time to time (the “Investor Rights Agreement”).

ARTICLE XIV

The property and assets of the stockholders of the Corporation shall not, to any extent whatsoever, be subject to the payment of the debts of the Corporation.

ARTICLE XV

Pursuant to Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation or any subsidiary of the Corporation in, or in being offered an opportunity to participate in, any and all business opportunities that are presented to the holders of Preferred Stock or their Affiliates (including, without limitation, any representative or Affiliate of such holders of Preferred Stock serving on the Board or the board of directors or other governing body of any subsidiary of the Corporation (each, for purposes of this Article XV, a “Board of Directors”)) (collectively, the “Investor Parties”).  Without limiting the foregoing renunciation, the Corporation on behalf of itself and its subsidiaries (a) acknowledges that the Investor Parties are in the business of making investments in, and have or may have investments in, other businesses similar to and that may compete with the businesses of the Corporation and its subsidiaries (“Competing Businesses”) and (b) agrees that the Investor Parties shall have the unfettered right to make investments in or have relationships with other Competing Businesses independent of their investments in the Corporation.  By virtue of an Investor Party holding capital stock of the Corporation or by having Persons designated by or affiliated with such Investor Party serving on or observing at meetings of any Board of Directors or otherwise, no Investor Party shall have any obligation to the Corporation, any of its subsidiaries or any other holder of capital stock or securities of the Corporation to refrain from competing with the Corporation and any of its subsidiaries, making investments in or having relationships with Competing Businesses, or otherwise engaging in any commercial activity and none of the Corporation, any of its subsidiaries or any other holder of capital stock or securities of the Corporation shall have any right with respect to any investment or activities undertaken by such Investor Party.  Without limitation of the foregoing, each Investor Party may engage in or possess any interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Corporation or any of its subsidiaries, and none of the Corporation, any of its subsidiaries or any other holder of capital stock or securities of the Corporation shall have any rights or expectancy by virtue of such Investor Parties’ relationships with the Corporation, or otherwise in and to such independent ventures or the income or profits derived therefrom; and the pursuit of any such ventures, even if such investment is in a Competing Business, shall not for any purpose be deemed wrongful or improper.  No Investor Party shall be obligated to present any particular investment opportunity to the Corporation or its subsidiaries even if such opportunity is of a character that, if presented to the Corporation or such subsidiary, could be taken by the Corporation or such subsidiary, and each Investor Party shall continue to have the right for its own respective account or to recommend to others any such particular investment opportunity.

ARTICLE XVI

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation (or any of its subsidiaries) to the Corporation or any of the Corporation’s stockholders or (c) any action asserting a claim arising pursuant to any provision of the DGCL or this Certification of Incorporation or the Bylaws.

* * * * *

CERTIFICATE OF AMENDMENT OF

SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ACCOLADE, INC.

The undersigned hereby certifies that:

1.                                      He is the duly elected and acting Chief Executive Officer of Accolade, Inc., a Delaware corporation (the “Corporation”).

2.                                      The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of Delaware on June 14, 2010.  The Seventh Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 10, 2020 (the “Restated Certificate”).

3.                                      Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Seventh Amended and Restated Certificate of Incorporation amends Section 3(d)(ii)(B) of Article IV, Part D of the Corporation’s Restated Certificate to read in its entirety as follows:

(A)                               “(B)                        up to 14,822,787 shares (or such greater amount that results from the annual automatic increases to the Company’s Amended and Restated 2007 Stock Option Plan as approved by the Board of Directors on March 28, 2019 or any other increase approved by the Board of Directors) of Common Stock or Options issued to employees, officers, directors or consultants of the Corporation or any of its subsidiaries pursuant to an equity incentive plan or stock option plan adopted by the Board;”

4.                                      Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Seventh Amended and Restated Certificate of Incorporation amends Section 5(d)(xiv) of Article IV, Part D of the Corporation’s Restated Certificate to read in its entirety as follows:

(B)                               “(xiv)               authorize or issue any shares of Common Stock, Options or Convertible Securities to any employee, director, officer, consultant or advisor of the Corporation or any of its subsidiaries other than Common Stock issued pursuant to (C) restricted stock awards or stock options issued or granted after the Purchase Date pursuant to the Plan up to a maximum of 14,822,787 shares of Common Stock (as adjusted for any Recapitalization) (or such greater amount that results from the annual automatic increases to the Company’s Amended and Restated 2007 Stock Option Plan as approved by the Board of Directors on March 28, 2019 or any other increase approved by the Board of Directors) or (D) restricted stock awards or stock options issued or granted after the Purchase Date pursuant to the Plan to the extent that any stock options or restricted stock awards previously granted pursuant to clause (A) of this Section 5(c)(xiv) are canceled or expire unexercised or are repurchased upon termination of employment or the applicable consulting arrangement with the Corporation at cost;”

5.                                      The foregoing Certificate of Amendment of Seventh Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

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Executed at Seattle, Washington on June 1, 2020.

ACCOLADE, INC.

Signature:	/s/Rajeev Singh

Print Name:	Rajeev Singh

Title:	Chief Executive Officer